UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

Janus Detroit Street Trust

(Name of Registrant as Specified in Its Charters)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials:

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

DST—Adjourned Meeting Email:

Subject: Your vote for Janus Henderson ETF – Vote Before May [ ], 2026.

Dear Valued Shareholder,

The joint Special Meeting of Shareholders for your Janus Henderson ETF has been adjourned to afford shareholders of record additional time to vote on the proposals described in the Proxy Statement.

For more information, you may also want to view the following video featuring an important message from Ali Dibadj, CEO of Janus Henderson Investors: https://bcove.video/4n5BvAA

The Board of Trustees unanimously recommends that all Shareholders vote “FOR” on the proposal.

Your participation in this process is important and appreciated, please vote your shares today!

Simply use one of the following methods to promptly provide your voting instructions:

1.

Vote with a live Proxy Specialist – You may cast your vote with a live proxy specialist by calling toll free at 1-855-206-2309 between the hours of 9:00am -10:00pm EST, Monday through Friday and 10:00am – 6:00pm EST Saturday and Sunday.

2.	Vote Online – Follow the instructions included in the email.

We urge you to vote before May [ ], 2026—Please Vote Today!